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                                  EXHIBIT 10.1

                       MARKETING REPRESENTATION AGREEMENT

THIS AGREEMENT is made the 24th day of June, 1998



BETWEEN

1        CHAMPIONSHIP AUTO RACING ITEMS, INC., 755 West Big Beaver, Road, Suite
800, Troy, Michigan 48084 ("CART"); and


2        ISL MARKETING AG, Zentralstrasse 1, 6003 Lucerne, Switzerland ("ISL").


WHEREAS

A CART is the governing body of a number of international auto racing series featuring open-wheeled racing cars and holds the world-wide promotional, advertising and marketing rights in connection therewith.

B CART wishes to broaden and extend its existing relationship with ISL as its exclusive marketing agent and representative for the promotion and marketing of what is now known as the CART Federal Express Championship Series ("FedEx Series") and other properties whose commercial rights CART presently controls and ISL wishes to provide such services on the terms hereinafter mentioned.

NOW IT IS HEREBY AGREED as follows:

                              1 APPOINTMENT OF ISL

1.1 Subject to the terms of this Agreement, CART hereby appoints ISL as its exclusive representative for the solicitation and renewal on CART's behalf of sponsorship agreements relating to the properties set forth below with companies worldwide for the package of rights and opportunities set forth in Schedule A hereto (the "Program") and ISL hereby accepts such appointment relating to:

         (i)      the FedEx Series,
         (ii) individual races within the FedEx Series with regard to the "Released Categories" listed in Schedule B hereto;



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         (iii)    the series presently known as the PPG Dayton Indy Lights
                  Championship (Indy Lights );
         (iv) the series presently known as the Kool Toyota Atlantic Championship ("Atlantics");
         (v) any and all future properties created by CART or in which CART acquires a majority interest and/or acquires control over the commercial rights. Such properties shall include, but shall not be limited to: virtual reality entertainment products, race driving schools, Karting centers and other race series. ISL accepts that CART's ability to grant such rights exclusively to ISL may be limited by the terms under which such properties and/or their commercial rights are acquired by CART. This Agreement shall be modified to reflect the exact circumstances regarding each acquired property once such acquisition occurs. Notwithstanding the foregoing, CART undertakes that no other agent will be engaged subsequent to such an acquisition to market the commercial rights of the property in question.

1.2 This Agreement supersedes the Marketing Representation Agreement dated February 1, 1997 between CART and ISL attached hereto as Appendix A ("the Original Agreement") in so far as it relates to calendar year 1999. However, the Original Agreement shall remain valid in all other respects until 31 December 1998.

1.3 With regard to Indy Lights, ISL recognizes that the right to market sponsorships independently of packages with FedEx Series rights remain with Continental Sports, Inc. until September 1, 1998 ISL undertakes that it shall not actively market rights for Indy Lights independently of FedEx Series rights before that date.

1.4 CART undertakes to use its best efforts to enable ISL to include in the Program certain other rights which may from time to time be required with regard to a particular prospective sponsor, including but not limited to driver personal services contracts, licensing agreements and CART team sponsorship programs.

2.       DUTIES AND OBLIGATIONS OF ISL

2.1 ISL shall commit its full resources as reasonably required in its marketing of the Programme and shall work diligently to achieve sponsorship agreements on behalf of CART.

2.2 ISL shall open an office within the CART Headquarters, presently located in Troy, Michigan and shall place within that office the personnel wholly concerned with the solicitation and renewal of CART sponsorships. CART shall provide ISL with such office space free of charge provided that and for so long as it has sufficient space within its facility to do so and does not need to acquire additional space in order to accommodate ISL personnel. With regard to the operational costs of such office, ISL shall pay CART only such sums as are incurred in connection with the installation of telephone and telefax lines and the use of such lines, and the cost of furniture and electronic equipment such as computers, copiers and facsimile machines.


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2.3 ISL has, and shall exercise, no authority to make statements or representations concerning the Program that exceed or are inconsistent with the rights packages agreed between CART and ISL for a particular tier of sponsorship. ISL has, and shall exercise, no authority to bind CART to any undertaking or performance with respect to the Program.

2.4 ISL shall bear the cost of travel and entertainment, of the sales materials and of all other expenses directly relating to its activities hereunder and shall determine the content (subject to final approval by CART) and the suppliers of such materials. ISL shall update such sales materials at least every second year of this Agreement.

2.5 ISL undertakes not to enter into any new agreements during the term of this Agreement to become the marketing representative/agent of any auto racing entity for the sale of sponsorships in connection with automobile races or series in the United States of America not sanctioned by CART. ISL also undertakes not to extend or renew its existing agreements with NASCAR teams.

         In addition, ISL undertakes not to enter into any agreement during the term of this Agreement to become the marketing representative/agent of any auto racing entity outside the United States of America for the sale of sponsorships in connection with international, open-wheel, single-seat, over 1,000cc automobile races or series.

                          3 COMPENSATION AND GUARANTEE

3.1      FEDEX SERIES, INDY LIGHTS AND ATLANTICS

         3.1.1 In respect of calendar years 1999 and 2000, ISL guarantees that it will generate the minimum sums specified in Schedule C hereto ("the Overall Guarantee"), in cash and value in kind actually received by CART (as defined in Schedule D) from sponsorship agreements relating to the FedEx Series, Indy Lights and Atlantics, failing which ISL shall pay CART the difference between the amount actually generated for each series and the said sums specified in Schedule C within thirty
                  (30) days of the end of the calendar year to which the relevant portion of the Overall Guarantee applies. The values of the product categories, the amounts payable by CART to race organizing committees in respect thereof, the treatment of unwanted value in kind, and the arrangements for payments are set forth in Schedule D.

         3 1.2 The amounts guaranteed in relation to Indy Lights and Atlantics for calendar year 1999 is equal to the amount of currently contracted sponsorship income for those series on the date of signature of this Agreement. CART acknowledges that ISL's guarantee for the said series for the year 1999 therefore fulfilled.


         3.1.3 If either Brown & Williamson Inc. ("Kool") or Imperial Tobacco Limited ("Player's") withdraws its sponsorship of Atlantics as a result of current or pending legal restrictions on tobacco advertising in the United States of America or Canada, then the portion of the Overall Guarantee relating to Atlantics in the year first


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                  affected by such withdrawal shall be reduced by an amount
                  equal to the amount of the lost sponsorship revenue.

         3.1.4 Beginning in calendar year 2001, and except as provided for in Clause 3.1.5 below, the amount of the Overall Guarantee shall increase by five per cent (5 %) per annum per series over the level of the preceding year's Overall Guarantee for the duration of this Agreement.

         3.1.5 If CART includes in the FedEx Series in any given year after calendar year 2000 a fourth race outside the United States of America and Canada, then the portion of the Overall Guarantee relating to the FedEx Series for the year following the year in which the race is held shall be increased by two and one half per cent (2.5%) from the level specified in Clause 3.1.4. This increase shall continue in each subsequent year in which the number of races in the FedEx Series outside the United States of America and Canada remains at four or more.

         3.1.6 Once ISL has generated an amount in cash and value in kind actually received by CART with regard to the FedEx Series which is equal to the portion of the Overall Guarantee relating to the FedEx Series, CART shall pay ISL one hundred per cent (100%) of the amount generated by ISL in excess of the portion of the Overall Guarantee relating to the FedEx Series up to and including the sum of Six hundred thousand dollars ($600,000) in 1999. This shall be paid as compensation for ISL's costs of sale. In subsequent years of this Agreement, the level of such compensation will be increased by seven and one half per cent (7.5%) per year.

         3.1.7 Once ISL has generated an amount in cash and value in kind actually received by CART with regard to the FedEx Series equal to the portion of the Overall Guarantee relating to the FedEx Series determined for that year according to Clauses 3.1.1, 3.1.4 and 3.1.5 above and the compensation for costs of sale for the relevant year of this Agreement (as specified in Clause 3.1.6 above), all subsequent revenue generated by ISL shall be divided equally between CART and ISL.

         3.1.8 ISL shall receive no compensation on gross consideration generated with regard to the FedEx Series, Indy Lights and Atlantics, up to and including the levels of the respective portions of the Overall Guarantee relating to each series.

         3.1.9 With regard to gross consideration in cash or value in kind generated by ISL and actually received by CART in respect of Indy Lights or Atlantics in excess of the respective portions of the Overall Guarantee, ISL shall receive a commission of twenty per cent 20%) of the amount of gross consideration in excess of the respective guaranteed amount up to a level of gross consideration of ten per cent


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                  10%) in excess of the relevant portion of the Overall
                  Guarantee in 1999 and twenty per cent 20%) in excess of the relevant portion of the Overall Guarantee thereafter ("the Buffer Zone").

         3.1.10 With regard to gross consideration in cash or in kind generated by ISL in excess of the respective portions of the Overall Guarantee and the Buffer Zone, all such consideration shall be considered in every respect as income generated relating to the FedEx Series and be treated as specified in Clauses 3.1.6 and 3.1.7 above.

         3.1.11 CART recognizes that ISL has agreed to the Overall Guarantee on the understanding that its affiliated company, ISL Television Limited ("ISL TV"), will be awarded all television distribution rights for the FedEx Series, Indy Lights and Atlantics upon expiration or earlier termination of CART's existing agreements relating thereto. These rights shall be awarded to ISL TV subject to ISL TV's making an offer for such rights at fair market value (defined as an offer equal to or exceeding the average of two or three competitive bids not including that made by ISL). If CART fails to comply with this understanding, ISL shall have the right to negotiate in good faith for a commercially reasonable reduction in the Overall Guarantee specified in Clause 3.1.1 beginning with the Overall Guarantee relating to calendar year 2000. However, the reduction in the Overall Guarantee for the year 2000 shall not be applied to that year but rather to the Overall Guarantee for the calendar year 2001, which shall be reduced by the amount of the reductions for the calendar years 2000 and 2001 combined. The Overall Guarantee for calendar year 2002 shall then be calculated using the formula in Clauses 3.1.4 and
                  3.1.5 above based on the Overall Guarantee for the calendar year 2001 after the agreed reduction for calendar year 2001. In the absence of agreement on such reduction, ISL shall be entitled to terminate this Agreement without incurring any liability to CART in so doing.

         3.1.12 CART further recognizes that ISL has agreed to the Overall Guarantee on the understanding that CART will use its best efforts to secure early termination of its existing television rights distribution agreements relating to the FedEx Series. For the purposes of this Agreement, "best efforts" shall mean CART's holding up to at least three (3) meetings with individuals with authority to grant early release from each agreement and the subject of release being a significant part of such discussions. It is understood that CART's obligation to hold such meetings shall be fulfilled if, at the first or second meeting, CART receives an unequivocal refusal, evidenced in writing, by the party concerned to agree to early release. If CART fails to comply with this best efforts undertaking by December 1, 1998, ISL shall have the right to negotiate in good faith for a commercially reasonable reduction of the Overall Guarantee beginning with the Overall Guarantee relating to calendar year 2000. However, the reduction in the Overall (Guarantee for the year 2000 shall not be applied to that year but rather to the Overall Guarantee for the calendar year 2001, which shall be reduced by the amount of the reductions for the calendar years 2000 and 2001 combined. The Overall Guarantee for calendar year 2002 shall then


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                  be calculated using the formula in Clauses 3.1.4 and 3.1.5 above based on the Overall Guarantee for the calendar year 2001 after the agreed reduction for calendar year 2001. In the absence of agreement on such reduction, ISL shall be entitled to terminate this Agreement without incurring any liability to CART in so doing.


3.2      ALL OTHER PROPERTIES

         3.2.1 With regard to sponsorship revenues generated by ISL for the properties specified in Clause 1.1(v) above, ISL shall receive a commission of twenty per cent 20%) of the gross consideration in cash or value in kind generated by ISL's activities under this Agreement. There shall be no minimum guaranteed revenues with regard to these properties.

         3.2.2 With regard to revenues generated for individual CART races as specified in Clause 1.1(ii) above, CART shall pay ISL a commission of ten per cent 10%) of the value of the gross consideration in cash or value in kind generated by ISL for each individual race. Such income shall not be considered as an "amount actually received by CART", as specified in Schedule D, and shall not therefore count against the Overall Guarantee.

         3.2.3 With regard to the rights specified in Clause 1.4 above, CART shall use its best efforts to ensure that ISL receives a commission from the beneficiary of a minimum of ten per cent (10%) of the value of the gross consideration, whether in cash or in value in kind, payable to the relevant entity as a result of ISL's efforts.

                        4 REPRESENTATIONS AND WARRANTIES

         4.1 CART represents and warrants that it has the authority to enter into this Agreement and to grant ISL the rights granted hereunder.

         4.2 CART represents and warrants that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action of CART and the individual executing this Agreement on behalf of CART has all requisite corporate authority to act on behalf of CART and to make this Agreement the valid and binding obligation of CART.

         4.3 CART represents and warrants that it shall not itself sell or seek to sell sponsorships and that it shall not appoint any other marketing agent in connection with the sale of any CART sponsorship.



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         4.4      ISL represents and warrants that it has the authority to enter into this Agreement and to perform its obligations hereunder.

         4.5 ISL represents and warrants that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action of ISL and the individuals executing this Agreement on behalf of ISL have all requisite corporate authority to act on behalf of ISL and to make this Agreement the valid and binding obligation of ISL.

                         5 TERM, TERMINATION AND RENEWAL

5.1 The term of this Agreement shall commence on the date hereof and shall relate to sponsorship agreements taking effect or operating with regard to the 1999 FedEx Series, Indy Lights Series and Atlantic Series. ISL will continue to solicit sponsors for the 1998 FedEx Series under the terms of the Original Agreement and may begin immediately to solicit sponsors for the 1999 FedEx Series as provided for under this Agreement. This Agreement shall continue until 31 December 2007, unless sooner terminated as herein provided.

5.2      Either may terminate this Agreement forthwith by written notice:

         (i) if the other party fails to observe or perform any of its material obligations hereunder and does not remedy any such failure within thirty (30) days after being called upon to do so by written notice; or

         (ii) if the other party becomes bankrupt or insolvent or enters into liquidation (other than a voluntary liquidation for the purposes of reconstruction, amalgamation or similar reorganization) or enters into any arrangement or composition with its creditors or any of them, or has receiver or administrator appointed over all or part of its property or assets.

5.3 Termination of this Agreement shall be without prejudice to any existing rights and/or claims that the terminating party may have against the other, and shall not relieve such other party from fulfilling the obligations accrued prior to such termination.

5.4 In the event of ISL's failing to generate revenue equal to the Overall Guarantee specified in Clause 3.1 in two successive years beginning in 2001, either party shall have the option to give the other twelve (12) months' notice in writing that it wishes to renegotiate in good faith the level of the Overall Guarantee for the year following the end of the notice period, namely, 2004 at the earliest.

5.5 CART hereby agrees to negotiate exclusively with ISL for a period of six (6) months commencing on 15 January 2005 regarding the renewal of this Agreement. If, within such six


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         (6)-month period, the parties are unable to reach agreement on the terms of a renewal, CART shall notify ISL in writing of the terms and conditions of renewal which CART would be willing to accept. If, within thirty (30) days of such notification, ISL does not accept such terms and conditions, CART may contract with any third party, but on terms and conditions no more favourable than those notified to ISL without first giving ISL a further fourteen (14) days in which to accept of reject such more favourable terms and conditions.

                          6 RELATIONSHIP OF THE PARTIES

         This Agreement does not constitute either party the agent of the other, or create a partnership, joint venture or similar relationship between the parties, and neither party shall have the power to bind the other party in any manner whatsoever.

                                7 CONFIDENTIALITY

         7.1 The parties acknowledge that the terms and conditions of this Agreement are confidential and agree to take whatever measures are reasonably necessary to preserve such confidentiality, unless disclosure is required by law. Nevertheless, such information may be disclosed to the parties' attorneys, agents, consultants, financial advisers and others with a need to know in the ordinary course of business, provided that such persons are placed under a similar obligation of confidentiality. The contents of any press announcement regarding any of the details of this Agreement shall be agreed by CART and ISL before release. Neither party shall unreasonably withhold its agreement to such announcements.

         7.2 ISL acknowledges that all manuals, materials, systems, procedures, techniques, rules and regulations, business methods and any other communications and documents, trade names, drawings, engineering or other data photographs, samples, literature and all sale aids of every kind furnished by CART to ISL or otherwise obtained by ISL are confidential information and shall not be used, communicated or otherwise transmitted directly or indirectly to others without the prior written consent of CART. Upon the termination or expiration of this Agreement, ISL shall return to CART all the aforementioned and described items, and any other communications and documents relating to the business of CART that have come into the possession of ISL during the term of this Agreement. The duties and obligations contained in this paragraph shall survive the termination of this Agreement.

         7.3 All media releases, public announcements and public disclosures by either party or its employees or agents relating to this Agreement, including but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution by either party or any disclosure required by legal,


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                  accounting or regulatory requirements beyond the reasonable control of the disclosing party, shall be coordinated with and approved by the other party prior to the release thereof.

8        NOTICES

All notices, consents, approvals and statements hereunder shall be given in writing to the respective addresses of the parties as first set forth above, unless notification of a change of address is given in writing. Any notice shall be sent by dispatch of telefax and confirmed the same day by registered mail and shall be deemed received upon receipt of telefax.

9        WAIVER

Any waiver by either party of a breach of any provision of this Agreement shall be in writing and shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Agreement. Failure by either party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

10       ASSIGNMENT

Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party. Any attempted transfer or assignment in breach of this provision shall be void.

11       HEADINGS

           The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12       REMEDIES

Each and every of the rights, remedies and benefits provided by this Agreement shall be cumulative and shall not be exclusive of any other such rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

                         13 INTEGRATION AND SEVERABILITY

This Agreement, together with Schedules A, B, C and D and Appendix A hereto (which form an integral part of this Agreement), is intended to be the sole and complete statement of obligation of the parties as to the subject matter hereof and supersedes all previous understandings, negotiations and proposals as to such subject matter. This Agreement may not be altered, amended or modified except in writing signed by a duly authorized representative of the parties hereto. In the event of any one or more provisions contained in this Agreement being held, for any reason, to be unenforceable in any respect under the laws of any state or organization:

         (a) such unenforceability shall not affect any other provisions of this Agreement, and

         (b) this Agreement shall be construed as if such unenforceable provisions had not been contained therein, and


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         (c)      the parties shall negotiate in good faith to replace any
                  unenforceable provision by such enforceable provision as has effect nearest to that of the provision being replaced.

14       GOVERNING LAW

The validity, interpretation and construction of this Agreement shall be governed and construed by the laws of the State of Michigan. Any litigation commenced by either party to this Agreement as the result of any alleged breach of this Agreement shall be commenced in the circuit court for the County of Oakland, State of Michigan, or in the appropriate lower district court in said county, or in the U.S. District Court for the Eastern District of Michigan, and the parties hereby consent to such personal jurisdiction.

15       COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

AS WITNESS the hands of parties hereto

For CHAMPIONSHIP AUTO RACING                 For ISL MARKETING AG.
TEAMS, INC.

By:      /s/ Andrew H. Craig                 By:
    --------------------------                  --------------------------------

Name Printed: Andrew H. Craig                Name Printed:
              ----------------                            ----------------------

Title:   President                           Title:
       -----------------------                     -----------------------------


                                             By:
                                                 -------------------------------

                                             Name Printed:
                                                          ----------------------

                                             Title:
                                                   -----------------------------

                                   SCHEDULE A
                                   ----------

                                     PROGRAM
                                     -------

The rights packages in respect of various levels of sponsorship will be developed by CART and finalized with ISL's input. Such packages may, subject to mutual agreement, include, without limitation, any or all of the following rights:

i) entitlement status ("The FedEx Championship Series' or similar wording to be defined");

ii) co-entitlement status ("The PPG Dayton Indy Lights Series" or similar wording to be defined)

iii)     category exclusivity;

iv)      designation as Official Sponsor and Official Product or Service;

v)       suppliership rights;

vi)      logos on each car (title sponsor)

vii) option to purchase category-exclusive advertising rights on all race telecasts;

viii)    patches on drivers', crews' and officials' uniforms (title sponsor only);

ix) patch on CART officials uniforms and on CART transporters and motor homes;

x) prominent identification on the CART "Traveling Road show" display and exhibit;

xi) race tickets and VIP credentials (to be determined in proportion to contribution);

xii)     hospitality credit for each race or access to CART hospitality area;

xiii) identification at the race on starting grid boards, Winners' Podium backdrop and Media Center (title sponsor only);

xiv)     the creation of premium items;

xv)      CART Web-site recognition and hyper link to sponsor's home page;

xvi)     access to CART market research studies;

xvii)    use of CART marks for promotional use;

xviii)   identification in all CART-placed advertising, point-of-sale/display materials, printed stationery, publications and TV programs;

xix)     page of editorial and pages of advertising in each race program;

xx)      expo area at each race;

xxi)     trackside billboard(s);

xxii) identification on all promotional material for each race (title sponsor);

xxiii)   PA announcements;

xxiv)    services of a CART Account Executive;

xxv)     use of CART display program;

xxvi)    such other rights as are mutually agreed between the parties.

                                   SCHEDULE B
                                   ----------

                             THE RELEASED CATEGORIES
                             -----------------------

PAYMENT SYSTEMS
---------------

PHOTOGRAPHIC FILM
-----------------

CONSUMER ELECTRONICS
--------------------

SNACK FOODS
-----------

TELECOMMUNICATIONS
------------------

EXPRESS DELIVERY
----------------

Copier / Fax / Printer

CONFECTIONERY
-------------

                                   SCHEDULE C
                                   ----------

                                OVERALL GUARANTEE
                                -----------------

1999

FedEx Series                        $14,100,000
Indy Lights                         $2,155,000
Atlantics                           $2,655,500
OVERALL GUARANTEE                   $18,910,500

2000
FedEx Series                        $15,500,000
Indy Lights                         $2,262,750
Atlantics                           $2,778,275
                          OVERALL GUARANTEE $20,541,025

* THESE FIGURES REFLECT THE REVENUE PAYABLE UNDER SPONSOR CONTRACTS EXISTING AT THE DATE OF EXECUTION OF THIS AGREEMENT. IF CONTINENTAL SPORTS, INC. SELLS FURTHER INDY LIGHTS SPONSORSHIPS BEFORE SEPTEMBER 1, 1998, THESE FIGURES SHALL BE ADJUSTED ACCORDINGLY TO REFLECT CONTRACTED SPONSORSHIP REVENUES FOR 1999 AND SUBSEQUENT YEARS AND WITH ANNUAL INCREASES IN THIS PORTION OF THE OVERALL GUARANTEE BEING MADE IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE 3.

                                   SCHEDULE D
                                   ----------

                       FINANCIAL DETAILS AND COMPENSATION
                       ----------------------------------

1.       Values of Product Categories

         "Amounts actually received by CART" (as referred to in Clause 3 of this Agreement), shall be defined as the gross consideration, whether in cash or value in kind, generated through the sale of sponsorships by ISL less an appropriate deduction to be paid to each race promoter for the rights delivered to sponsors. This is currently envisaged as One hundred thousand dollars ($100,000) per sponsor per race delivering the full package of on-site rights set forth in Schedule A hereto for the "Title" sponsor or "Partners". The exact amount of any deduction with regard to payment for on-site rights delivery shall be subject to mutual agreement between CART and ISL prior to the conclusion of each sponsorship agreement.

         "Amounts actually received by CART" shall also include any monies received by CART from race promoters by way of indemnification for cancellation of any races in the CART Series.

         "Amounts actually received by CART" does not include the value in kind element received by CART from sponsorship agreements existing on the date of signature of this Agreement. However, should such deals be renewed or renegotiated by ISL, then any incremental value in kind over and above that received from a sponsor as part of their existing contractual commitment to CART existent on the date of signature of this Agreement, shall be treated as an "amount actually received by CART".

2.       Treatment of Unwanted Value in Kind

         Any value in kind supplied as part of a sponsorship agreement solicited by ISL will be considered commissionable unless CART provides written notice to ISL prior to the conclusion of the relevant agreement that the value in kind is unwanted, either in whole or in part. Should CART subsequently use any or all of the previously notifies unwanted value in kind, then it shall be deemed to have been wanted and be further deemed to be commissionable.

3.       CART Series Trust Account

         (i) The parties shall jointly establish an account at a bank to be agreed between them to be identified as the CART Series Trust Account ("Trust Account") into which all receipts under this Agreement shall be directed. Payments out of this Trust Account shall be made by the Trustee Bank in accordance with the terms of this Agreement and shall require authorized signatures of both parties and both parties shall have full access to the records relating to this Trust Account. The costs associated with the Trust Account shall be borne equally between the parties.

         (ii) ISL and CART shall pay, or cause to be paid, into the Trust Account all monies received under sponsorship agreements solicited by ISL and entered into by CART, and all monies received by way of indemnification for race cancellation as referred to in Paragraph 1 above.